UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 23, 2018

Commission file number: 001-35653

Sunoco LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

8020 Park Lane, Suite 200

Dallas, TX 75231

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Indenture and Senior Notes

On January 23, 2018, Sunoco LP (the “Partnership”), Sunoco Finance Corp. (“SUN Finance” and, together with the Partnership, the “Issuers”) completed a private offering (the “Notes Offering”) of 4.875% senior notes due 2023 (the “2023 Notes”), 5.500% senior notes due 2026 (the “2026 Notes”) and 5.875% senior notes due 2028 (the “2028 Notes” and, together with the 2023 Notes and the 2026 Notes, the “Notes”) in an aggregate principal amount of $2.2 billion, along with the related guarantees of each series of Notes. The Issuers received net proceeds of approximately $2.178 billion from the Notes Offering, after deducting the initial purchasers’ discount and commissions and estimated offering expenses payable by the Partnership, and the Partnership used such net proceeds to redeem in full the Issuers’ outstanding 5.500% senior notes due 2020, 6.250% senior notes due 2021 and 6.375% senior notes due 2023. The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and were resold by the initial purchasers in reliance on Rule 144A and Regulation S of the Securities Act.

The terms of each series of Notes are governed by an indenture dated January 23, 2018 (the “Indenture”), among the Issuers, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The 2023 Notes will mature on January 15, 2023 and interest on the 2023 Notes is payable semi-annually on January 15 and July 15 of each year, commencing July 15, 2018. The 2026 Notes will mature on February 15, 2026 and interest on the 2026 Notes is payable semi-annually on February 15 and August 15 of each year, commencing August 15, 2018. The 2028 Notes will mature on March 15, 2028 and interest on the 2028 Notes is payable semi-annually on March 15 and September 15 of each year, commencing September 15, 2018.

The Notes are senior obligations of the Issuers and are guaranteed on a senior basis by the Guarantors. The Notes and guarantees are unsecured and rank equally with all of the Issuers’ and each Guarantor’s existing and future senior obligations. The Notes are senior in right of payment to any of the Issuers’ and each Guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the Notes and guarantees. The Notes and guarantees are effectively subordinated to the Issuers’ and each Guarantor’s secured obligations, including obligations under the Partnership’s revolving credit facility, to the extent of the value of the collateral securing such obligations, and structurally subordinated to all indebtedness and obligations, including trade payables, of the Partnership’s subsidiaries that do not guarantee the Notes.

The Issuers may, at their option, redeem some or all of the Notes at any time on or after (i) January 15, 2020, with respect to the 2023 Notes, (i) February 15, 2021, with respect to the 2026 Notes, and (iii) March 15, 2023, with respect to the 2028 Notes, at the redemption prices specified in the Indenture for such series of Notes. Prior to such time, the Issuers may redeem some or all of such series of Notes at a redemption price equal to 100% of the aggregate principal amount of such Notes redeemed, plus the “applicable premium” and accrued and unpaid interest, if any, to, but not including, the applicable redemption date. In addition, before (i) January 15, 2020, with respect to the 2023 Notes, (i) February 15, 2021, with respect to the 2026 Notes, and (iii) March 15, 2023, with respect to the 2028 Notes, the Issuers may redeem up to 35% of the aggregate principal amount of such series of Notes with an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture.

Upon the occurrence of a Change of Control (as defined in the Indenture) event with respect to any series of Notes, which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline within 90 days after the consummation of the transaction, the Issuers may be required to offer to purchase that series of Notes at a purchase price equal to 101% of the aggregate principal amount of such Notes repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. Additionally, if the Partnership sells certain assets and does not apply the proceeds from the sale in a certain manner, the Issuers must use certain excess proceeds to offer to repurchase each series of Notes at 100% of the principal amount of Notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Indenture contains customary events of default (each an “Event of Default”) with respect to each series of Notes, including the following:

(1) default for 30 days in the payment when due of interest on the Notes of that series;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes of that series;

(3) failure by the Partnership or any Guarantor to comply with their obligations to make or consummate a change of control offer or asset sale offer or to comply with any of their agreements or covenants relating to merger, consolidation or sale of assets; provided that such failure (other than one involving failure to make or consummate a change of control offer) will not constitute an Event of Default for 30 days if such failure is capable of cure;

(4) failure by the Partnership for 180 days after notice to comply with its obligations to furnish the holders of Notes of that series and the Trustee certain reports;

(5) failure by the Partnership or any Guarantor for 60 days after written notice to comply with their other covenants or agreements in the Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries) whether the indebtedness or guarantee now exists, or is created after the issue date of the Notes, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on the indebtedness prior to the expiration of the grace period provided in the indebtedness on the date of the default (a “Payment Default”) or (b) results in the acceleration of the indebtedness prior to its express maturity, and, in each case, the principal amount of any of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more, subject to certain exceptions;

(7) failure by the Issuers or the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted under the Indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

(9) certain events of bankruptcy, insolvency or reorganization of the Issuers or any of the Partnership’s significant subsidiaries or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary.

If an Event of Default occurs with respect to any series of Notes and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding of that series may declare all such notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest on such notes will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary, occurs and is continuing, all outstanding Notes of each series will become due and payable immediately without further action or notice on the part of the Trustee or any holders of such series of Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes of any series may rescind any such acceleration with respect to that series of Notes and its consequences.

The above description of the Indenture, the Notes and the guarantees is not complete and is qualified in its entirety by reference to the full text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated into this Item 1.01 by reference.

Guarantee of Collection and Support Agreement

In connection with the closing of the Notes Offering, the Issuers entered into a Guarantee of Collection (the “Guarantee of Collection”) with ETC M-A Acquisition LLC (“ETC M-A”), an indirect wholly owned subsidiary of Energy Transfer Partners, L.P. (“ETP”), pursuant to which ETC M-A has agreed to provide a limited contingent guarantee of collection with respect to the payment of the principal amount of each series of Notes. Under the Guarantee of Collection, ETC M-A will generally not have any obligation to make principal payments with respect to the Notes unless and until all remedies, including in the context of bankruptcy proceedings, have first been fully exhausted against the Partnership with respect to such payment obligations, and holders of Notes are still owed amounts in respect of the principal of the Notes. ETC M-A is not subject to any of the covenants under the Indenture. In addition, Sunoco, Inc. (the “Support Provider”), an indirect wholly owned subsidiary of ETP, entered into a separate support agreement (the “Support Agreement”) with ETC M-A and the Issuers. Pursuant to the Support Agreement, the Support Provider agreed to provide contingent residual support to ETC M-A with respect to ETC M-A’s obligations under the Guarantee of Collection to support the payment of the Notes, subject to a cap of the $2.2 billion principal amount of the Notes.

The above description of the Guarantee of Collection and the Support Agreement is not complete and is qualified in its entirety by reference to the full text of the Guarantee of Collection and the Support Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated into this Item 1.01 by reference.

Registration Rights Agreement

In connection with the Notes Offering, the Issuers, the Guarantors and ETC M-A entered into a registration rights agreement, dated January 23, 2018, with Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as representatives of the initial purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Issuers, the Guarantors and ETC M-A have agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) with substantially identical terms as the Notes and evidencing the same indebtedness as the Notes. In addition, the Issuers, the Guarantors and ETC M-A have agreed to exchange the guarantees related to the Notes for registered guarantees having substantially the same terms as the original guarantees. The Issuers, the Guarantors and ETC M-A will use reasonable efforts to cause the exchange offer to be completed within 365 days of January 23, 2018 (the “Exchange Date”), and if they cannot effect the exchange offer within such period or in certain other circumstances, they will use commercially reasonable efforts to cause a shelf registration statement for the resale of the Notes to become effective. If the Issuers, the Guarantors and ETP Retail fail to satisfy these obligations on a timely basis, an additional 0.25% of interest will accrue on the Notes for the first 90-day period following the Exchange Date and an additional 0.25% of interest for each additional 90-day period that elapses until the exchange offer is completed or the shelf registration statement is declared (or becomes) effective, as applicable, up to a maximum of 1.00% per year.

The above description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.2, and is incorporated into this Item 1.01 by reference.

Common Unit Repurchase Agreement

On January 24, 2018, the Partnership entered into a Common Unit Repurchase Agreement (the “Repurchase Agreement”) with Heritage Holdings, Inc. a Delaware corporation (“HHI”) and ETP Holdco Corporation, a Delaware corporation (“ETP Holdco”, and together with HHI, the “ETP Entities”), each of whom are indirect wholly owned subsidiaries of ETP. Pursuant to the terms of the Repurchase Agreement, the Partnership has agreed to repurchase from HHI 14,189,021 common units representing limited partnership interests in the Partnership (the “SUN Common Units”) and to repurchase from ETP Holdco 3,097,838 SUN Common Units (collectively, the “Subject Units”). The cash consideration for the Subject Units will be equal to (i) $31.2376, the volume-weighted average trading price of SUN Common Units on the New York Stock Exchange for the ten (10) trading days immediately preceding the date hereof, multiplied by (ii) the number of Subject Units.

Each of the ETP Entities has made certain representations and warranties in the Repurchase Agreement, including, among others, representations and warranties as to its organization, authorization to enter into the Repurchase Agreement, ownership of the Subject Units, and necessary consents and approvals. The Partnership has also made certain representations and warranties in the Repurchase Agreement. The Repurchase Agreement provides that the closing will take place on February 7, 2018, or such other dates as the parties may mutually agree. In the event the closing has not occurred before February 28, 2018, the Repurchase Agreement may be terminated by the Partnership, HHI or ETP Holdco by written notice to the other parties. Immediately after the closing, the Partnership will cancel the Subject Units.

Following the closing of the transactions contemplated by the Repurchase Agreement, ETP and its subsidiaries (including HHI and ETP Holdco) will continue to own 26,200,809 SUN Common Units, representing an approximate 26.5% limited partner interest in the Partnership.

The above description of the Repurchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement, which is attached hereto as Exhibit 10.3, and is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 relating to the Indenture under the heading “Indenture and Senior Notes” is hereby incorporated into this Item 2.03 by reference.

Item 8.01	Other Events

Redemption of Existing Senior Notes

On January 23, 2018, in connection with the closing of the Notes Offering, the Issuers used the net proceeds from the Notes Offering to fund the redemption of all of the Issuers’ outstanding 5.500% senior notes due 2020, 6.250% senior notes due 2021 and 6.375% senior notes due 2023 (collectively, the “Existing Notes”). The Existing Notes were redeemed at the redemption prices set forth in the indentures governing each series of Existing Notes, including accrued and unpaid interest to, but excluding, the redemption date, and in the case of the 6.250% senior notes due 2021 and 6.375% senior notes due 2023, a “make-whole” premium. In connection with the redemption, each of the indentures governing the Existing Notes has been discharged pursuant to their respective terms.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of January 23, 2018, by and among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of January 23, 2018, among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto, ETC M-A Acquisition LLC, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as representatives of the Initial Purchasers named therein.

10.1	Guarantee of Collection, made as of January 23, 2018, by ETC M-A Acquisition LLC to Sunoco LP and Sunoco Finance Corp.

10.2	Support Agreement, made as of January 23, 2018, by and among Sunoco, Inc., Sunoco LP, Sunoco Finance Corp. and ETC M-A Acquisition LLC.

10.3	Common Unit Repurchase Agreement, dated as of January 24, 2018, by and among Sunoco LP, Heritage Holdings, Inc. and ETP Holdco Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC, its General Partner

Date: January 26, 2018	By:	/s/ Thomas R. Miller
	Name:	Thomas R. Miller
	Title:	Chief Financial Officer